Exhibit (h)(iii)(A)

                                  AMENDMENT TO

                          SUB-ADMINISTRATION AGREEMENT
                                       AND
                          SUB-FUND ACCOUNTING AGREEMENT

     This Amendment (the "Amendment") dated as of July 31, 2006 amends the Sub-Administration Agreement (the "Sub-Admin Agreement") dated as of November 1, 2004 between BISYS Fund Services Ohio, Inc. ("BISYS") and Fifth Third Bank ("Fifth Third"), and the Sub-Fund Accounting Agreement (the "Sub-Accounting Agreement") dated as of October 29, 2001 between BISYS and Fifth Third (the Sub-Admin Agreement and the Sub-Fund Accounting Agreement, as such agreements have been amended to date, collectively, the "Agreements").

     WHEREAS, pursuant to the Agreements, BISYS performs certain services for Fifth Third and the investment portfolios of Fifth Third Funds; and

     WHEREAS, the parties wish to extend and amend the term of the Agreements.

     NOW THEREFORE, BISYS and Fifth Third, in exchange for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, agree as follows:

     1.   Extension of Terms.

     Section 5 of the Sub-Admin Agreement and Section 6 of the Sub-Accounting Agreement are each hereby amended to extend the end of the Initial Term to May 31, 2007.

     2.   Miscellaneous.

          (a) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreements.

          (b) This Amendment supersedes all prior negotiations, understandings and agreements with respect to the subject matter covered in this Amendment, whether written or oral.

          (c) Except as expressly set forth in this Amendment, the Agreements remain unchanged and in full force and effect.

          (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.


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          (e) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

                                    * * * * *

     IN WITNESS WHEREOF, a duly authorized officer of each party has signed this Amendment as of the date set forth above.

BISYS Fund Services Ohio, Inc.

By: /s/ Fred Naddaff
    ----------------
Name: Fred Naddaff
Title: President

Fifth Third Bank

By: /s/ Russell D. Ungerman
    -----------------------
Name: Russell D. Ungerman
Title: AVP